UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-21321	33-0175463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 385-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On  September 12, 2006, we entered into an Amended and Restated Joint Venture Agreement (the “Amended JV Agreement”) with (i) TCZ GmbH (“TCZ Switzerland”),  (ii) Carl Zeiss SMT AG, a German corporation (“SMT”), (iii) Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, German limited liability company (“LOB”), and (iv) TCZ PTE LTD a company incorporated in Singapore (the “TCZ Singapore”). The purpose of this Amended JV Agreement is to move the location of our TCZ joint venture from Switzerland to Singapore. The terms and conditions of the original Joint Venture Agreement we entered into with TCZ Switzerland, SMT and LOB on July 15, 2005 remain in effect, except for the following:

1)              the change in the business location

2)              the addition of TCZ Singapore as a party to the Amended JV Agreement and successor to the rights and obligations of TCZ Switzerland and

3)              the updates to the governance provisions to reflect differences in Swiss and Singapore corporate law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cymer, Inc.

Date: September 15, 2006	By:	/s/ Nancy J. Baker
Nancy J. Baker
Senior Vice President and Chief Financial Officer